Exhibit 4.52

AMENDMENT AND SUPPLEMENTARY AGREEMENT II TO

NIO CHINA SHAREHOLDERS AGREEMENT

This Amendment and Supplementary Agreement II to NIO China Shareholders Agreement (this “Amendment and Supplementary Agreement II”) is made on July 11, 2025 (the “Execution Date”) by and among:

1.	Hefei Jianheng New Energy Automobile Investment Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the laws of the People’s Republic of China (the “PRC”, for the purpose of this Amendment and Supplementary Agreement II, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), holding a business license with unified social credit code of 91340111MA2UU69EX8, and with its executive partner being Hefei Construction Investment Capital Management Co., Ltd., and registered office at Room 101, Area G, Intelligent Equipment Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province (“Jianheng New Energy Fund”);
2.	Hefei Jianxiang Investment Co., Ltd., a limited liability company duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91340100060811593C, and with its legal representative being ZHAO Zhanghua and registered office at NO. 229, Wuhan Road, Binhu New District, Hefei City (“Hefei Jianxiang”);
3.	CS Capital Co., Ltd., a limited liability company duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91130600MA094UG35F, and with its legal representative being GAO Guohua and registered office at North Dong Ao Wei Road, Luosa Street, Rongcheng County, Baoding City, Hebei Province (“CS Capital”);
4.	Advanced Manufacturing Industry Investment Fund II (Limited Partnership), a limited partnership duly established and existing under the laws of the PRC,

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holding a business license with unified social credit code of 91320191MA1YK7YA6J, and with its executive partner being CS Capital Co., Ltd., and registered office at Room 1380, Fuying Building, No. 99 Tuanjie Road, Research and Innovation Park, Jiangbei New Area, Nanjing City (“Advanced Manufacturing Industry Investment Fund”);

5.	Anhui Emerging Industry Yuwen Weiyuan Technology Partnership Enterprise (Limited Partnership), a limited partnership duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91340100MAE0UF7A30, and with its executive partner being Anhui Zhong’an Xingyuan Investment Management Co., Ltd, and registered office at Room 3921, 39th Floor, NO.A1 Building, Zhong’an Chuanggu Science and Technology Park, No. 920 Wangjiang West Road, Chengxiqiao Community Service Center, High-tech Zone, Hefei City, Anhui Province (“Anhui Emerging Industry Yuwen Weiyuan Technology”);
6.	Anhui Provincial Sanzhong Yichuang Industry Development Fund Co., Ltd., a limited liability company duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91340100MA2NUJ2A1H, and with its legal representative being XU Xianlu, and registered address at Room 424, Technology and Innovation Center, No. 860 West Wangjiang Road, High-tech District, Hefei City (“Anhui Sanzhong Yichuang”);
7.	Anhui Jintong New Energy Automobile II Fund Partnership (Limited Partnership), a limited partnership duly established and existing under the laws of the PRC, holding a business license with unified social credit code of 91340800MA2UE54B3J, and with its executive partner being Anhui JinTong New Energy II Investment Management Partnership (Limited Partnership), and registered office at Room 616-1, NO.1 Building, Zhumeng New Area, No. 188 Wenyuan Road, Yixiu District, Anqing City, Anhui Province (“New Energy Automobile Fund”, together with Jianheng New Energy Fund, Hefei Jianxiang, CS Capital and/or its designated investment entity, Advanced Manufacturing

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Industry Investment Fund, Anhui Emerging Industry Yuwen Weiyuan Technology and Anhui Sanzhong Yichuang, collectively referred to as the “Investors”);

8.	NIO Inc., a company duly established and existing under the laws of the Cayman Islands, with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“NIO Inc.”);
9.	Nio Nextev Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2199750 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“NIO HK”);
10.	NIO User Enterprise Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2487823 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“UE HK”);
11.	NIO Power Express Limited, a limited company duly organized and validly existing under the laws of Hong Kong, with company number of 2472480 and its registered address at Room 2609, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong (“PE HK”, together with NIO HK and UE HK, the “NIO HK Holding Platforms”; together with NIO Inc., the “NIO Parties”);
12.	NIO Holding Co., Ltd., a limited liability company duly organized and validly existing under the laws of the PRC, holding a business license with unified social credit code of 91340111MA2RAD3M4R, and with its legal representative being LI Bin, and registered address at Building F, Hengchuang Intelligent Technology Park, No. 3963 Susong Road, Economic and Technological Development Area, Hefei City, Anhui Province (“NIO China”, or the “Target Company”, or the “Company”).

In this Amendment and Supplementary Agreement II, the above parties are referred to individually as a “Party” and collectively as the “Parties”.

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Except as otherwise provided in this Amendment and Supplementary Agreement II, the terms in this Amendment and Supplementary Agreement II shall bear the same meaning and be subject to the same rule of interpretation as given in the Shareholders Agreement (as defined below).

WHEREAS:

(a)	The Company, the NIO Parties, CS Capital, Anhui Provincial Emerging Industry Investment Co., Ltd. (“Anhui High-tech Co.”) and Jianheng New Energy Fund entered into a NIO China Series B Investment Agreement (the “Series B Investment Agreement”) on September 30, 2024;
(b)	The Company, the NIO Parties, CS Capital, Anhui High-tech Co., Jianheng New Energy Fund, Advanced Manufacturing Industry Investment Fund, Anhui Sanzhong Yichuang and New Energy Automobile Fund entered into a NIO China Shareholders Agreement (the “Shareholders Agreement”) on September 30, 2024;
(c)	The Company, the NIO Parties, CS Capital, Anhui High-tech Co., Jianheng New Energy Fund, Advanced Manufacturing Industry Investment Fund, Anhui Sanzhong Yichuang, New Energy Automobile Fund, Hefei Jianxiang and Anhui Emerging Industry Yuwen Weiyuan Technology entered into an Amendment and Supplementary Agreement to NIO China Shareholders Agreement (the “Amendment and Supplementary Agreement I”) on December 28, 2024;
(d)	Jianheng New Energy Fund hereby designates Hefei Jianxiang to succeed to all of its rights and obligations as a Series B Investor under the Shareholders Agreement, as well as the nomination right of an Investor Director, in accordance with the Amendment and Supplementary Agreement I; Anhui High-tech Co. hereby designates Anhui Emerging Industry Yuwen Weiyuan Technology to succeed to all of its rights and obligations as a Series B Investor under the Shareholders Agreement in accordance with the Amendment and Supplementary Agreement I;
(e)	The Company, the NIO Parties, Jianheng New Energy Fund, Hefei Jianxiang, Advanced Manufacturing Industry Investment Fund, Anhui Emerging Industry Yuwen Weiyuan Technology, Anhui Sanzhong Yichuang and New Energy Automobile Fund entered into a NIO China Capital Increase Agreement (the

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“Capital Increase Agreement”) on         ,          2025, pursuant to which the NIO HK Holding Platforms shall make a capital contribution to NIO China; and

(f)	All Parties hereby unanimously agree to make certain amendments and supplements to certain provisions of the Shareholders Agreement and the Amendment and Supplementary Agreement I in accordance with this Amendment and Supplementary Agreement II.

NOW, THEREFORE, the Parties hereby unanimously agree to the following provisions:

1.	The Parties hereby confirm and agree that, pursuant to the Capital Increase Agreement, NIO HK, UE HK and PE HK shall make a total capital contribution of RMB 20 billion to the Target Company at the same price as under the Series B Investment Agreement (as detailed in the table below), and the other Parties hereby waive their pre-emptive rights with respect to such capital increase.

Name	Capital Contribution Amount (RMB)	Corresponding Registered Capital (RMB)	Premium included as Surplus in the Capital Reserve (RMB)
NIO HK	15,569,038,789.70	2,224,232,910.98	13,344,805,878.72
UE HK	4,228,884,952.01	604,149,377.11	3,624,735,574.90
PE HK	202,076,258.29	28,869,133.82	173,207,124.47
TOTAL	20,000,000,000.00	2,857,251,421.91	17,142,748,578.09

2.	Article 5.1 of the Shareholders Agreement “Registered Capital” shall be amended as follows:

After the completion of this Transaction, the registered capital of the Target Company shall be RMB 11,186,139,316.78, of which:

5.1.1

NIO HK shall subscribe to RMB 7,946,205,066.76, representing 71.0362% of the registered capital of the Target Company, of which RMB 372,632,867.14 shall be contributed in cash in RMB, RMB 2,293,891,006.40 shall be contributed in the form of equity interests in NIO

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Co., Ltd., RMB 1,441,454,545.44 shall be contributed in cash in RMB or in cash in equivalent USD, RMB 239,639,258.59 shall be contributed in the form of intellectual property rights, RMB 262,237,762.24 shall be contributed in cash in RMB, RMB 1,112,116,715.97 shall be contributed in cash in RMB, and RMB 2,224,232,910.98 shall be contributed in cash in RMB.

5.1.2

UE HK shall subscribe to RMB 2,158,360,762.23, representing 19.2950% of the registered capital of the Target Company, of which RMB 5,500,000 shall be contributed in cash in RMB, RMB 744,755,244.76 shall be contributed in cash in USD equivalent, and RMB 501,881,188.84 shall be contributed in the form of equity interests in NIO Sales and Services Co., Ltd., RMB 302,074,951.52 shall be contributed in cash in RMB, and RMB 604,149,377.11 shall be contributed in cash in RMB;

5.1.3

PE HK shall subscribe to RMB 103,133,996.17, representing 0.9220% of the registered capital of the Target Company, of which RMB 59,830,818.88 shall be contributed in the form of equity interests in NIO Energy Investment (Hubei) Co., Ltd., RMB 14,434,043.47 shall be contributed in cash in RMB, and RMB 28,869,133.82 shall be contributed in cash in RMB.

5.1.4

Advanced Manufacturing Industry Investment Fund shall subscribe to RMB 157,342,657.35, representing 1.4066% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB;

5.1.5

CS Capital and/or its designated investment entity shall subscribe to RMB 71,431,285.54, representing 0.6386% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB;

5.1.6	Anhui Sanzhong Yichuang shall subscribe to RMB 52,447,552.45, representing 0.4689% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB;
5.1.7	New Energy Automobile Fund shall subscribe to RMB 34,965,034.97, representing 0.3126% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB;
5.1.8	Jianheng New Energy Fund shall subscribe to RMB 262,237,762.24, representing 2.3443% of the registered capital of the Target Company, all

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of which shall be contributed in cash in RMB;

5.1.9	Hefei Jianxiang shall subscribe to RMB 285,725,142.19, representing 2.5543% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB;
5.1.10

Anhui Emerging Industry Yuwen Weiyuan Technology shall subscribe to RMB 114,290,056.88, representing 1.0217% of the registered capital of the Target Company, all of which shall be contributed in cash in RMB.

3.	The formation of this Amendment and Supplementary Agreement II, its validity, interpretation, implementation and resolution of any disputes arising hereunder shall be governed by and construed in accordance with the laws of the PRC.
4.	All disputes, controversies, differences, or claims arising out of or in connection with this Amendment and Supplementary Agreement II shall first be resolved through friendly consultation. Any dispute that cannot be resolved through consultation within thirty (30) days following the date on which a Party has delivered to the other Parties a written notice stating the existence of the dispute or requesting negotiations, any Party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission located in Beijing for arbitration in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese. The arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with the arbitration rules. The applicant shall appoint one (1) arbitrator, the respondent shall appoint one (1) arbitrator, and the third (3rd) arbitrator shall be appointed by the first two arbitrators through consultation or appointed by the China International Economic and Trade Arbitration Commission. If any party among the joint applicants or joint respondents fails to jointly appoint an arbitrator, it does not prevent the other party from appointing an arbitrator. The arbitration award shall be final and binding on all Parties. The losing Party shall be liable for the costs of the arbitration, all costs and expenses of the arbitration proceedings and all costs and expenses in relation to the enforcement of any arbitral award. The arbitral tribunal shall rule upon the costs of the parties not expressly provided for in this section.
5.	This Amendment and Supplementary Agreement II shall become effective upon the execution by the individuals and the authorized representatives of foreign entities, and the execution by the legal representatives or authorized representatives or signatories of the PRC entities, and affixation of company seal of the relevant

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PRC entities. The sequence of priority of the Shareholders Agreement, the Amendment and Supplementary Agreement I and this Amendment and Supplementary Agreement II shall be:

(1)	In case of conflict between any provisions of the Shareholders Agreement, the Amendment and Supplementary Agreement I and this Amendment and Supplementary Agreement II, this Amendment and Supplementary Agreement II shall prevail;
(2)	In case of conflict between any provisions of the Shareholders Agreement and the Amendment and Supplementary Agreement I, the Amendment and Supplementary Agreement I shall prevail;
(3)	For any matter not mentioned herein, the Amendment and Supplementary Agreement I shall prevail; if such matter is not mentioned in the Amendment and Supplementary Agreement I, the Shareholders Agreement shall prevail.

Unless otherwise provided herein, the validity of other terms of the Shareholders Agreement and the Amendment and Supplementary Agreement I shall not be affected by this Amendment and Supplementary Agreement II.

6.	This Amendment and Supplementary Agreement II shall be written in Chinese in twelve (12) originals with the same legal effect. Each Party shall hold one (1) original.

[SIGNATURE PAGES FOLLOW]

NIO Confidential

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Hefei Jianheng New Energy Automobile
Investment Fund Partnership (Limited
Partnership)

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Hefei Jianxiang Investment Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

CS Capital Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Advanced Manufacturing Industry
Investment Fund II (Limited Partnership)

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Anhui Emerging Industry Yuwen
Weiyuan Technology Partnership
Enterprise (Limited Partnership)

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Anhui Provincial Sanzhong Yichuang
Industry Development Fund Co., Ltd.

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Anhui Jintong New Energy Automobile
II Fund Partnership (Limited
Partnership)

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

Nio Nextev Limited

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO User Enterprise Limited

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Power Express Limited

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Inc.

(Company Chop)

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:

NIO Confidential

Signature Page

(This is the Signature Page to the Amendment and Supplementary Agreement II to NIO China Shareholders Agreement)

IN WITNESS WHEREOF, the Parties have caused this Amendment and Supplementary Agreement II to be duly executed as of the date first written above.

NIO Holding Co., Ltd.

(Company Chop)

By:	/s/ LI Bin

Name:	LI Bin

Title:	Legal Representative

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Signature Page